                                   FUND AND INVESTOR ACCOUNTING SERVICES AGREEMENT
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         THIS AGREEMENT is made as of  __________,  20001 by and between OFI TREMONT  TREMONT CORE  DIVERSIFIED
HEDGE  FUND,  a  Massachusetts  business  trust (the  "Fund"),  and TREMONT  PARTNERS,  INC.,  a  Massachusetts
corporation ("TREMONT ").
                                                W I T N E S S E T H :
         WHEREAS,  the Fund  wishes  to  retain  TREMONT  to  provide  fund and  investor  accounting  services provided for herein, and TREMONT  wishes to furnish such services.
         NOW,  THEREFORE,  in  consideration of the premises and the mutual  covenants  herein  contained,  and intending to be legally bound hereby, the parties hereto agree as follows:
1.       Definitions.  As Used in this Agreement:
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         (a)      "Authorized  Person"  means any officer of the Fund and any other person duly  authorized  by
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                  the  Board of  Trustees  of the Fund (the  "Board")  to give Oral  Instructions  and  Written
                  Instructions  on  behalf  of the Fund.  An  Authorized  Person's  scope of  authority  may be limited by  setting  forth  such  limitation  in a written  document  signed by both  parties hereto.
(b)      "Change of  Control"  means a change in  ownership  or control  (not  including  transactions  between
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                  wholly-owned  direct  or  indirect  subsidiaries  of a common  parent)  of 25% or more of the beneficial  ownership  of the shares of common stock or shares of  beneficial  interest of an entity or its parent(s).
         (c)      "Board of  Trustees"  and  "Shareholders"  shall have the same  meanings  as set forth in the
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                  Fund's Declaration of Trust.
         (d)      "Organizational  Documents"  means,  in the  case of the  Fund,  the  Declaration  of  Trust,
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                  Prospectus  and Statement of  Additional  Information  or other  documents  constituting  the
                  Fund.
         (e)      "Oral  Instructions" mean oral instructions  received by TREMONT from an Authorized Person or
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                  from a person  reasonably  believed by TREMONT to be an  Authorized  Person.  TREMONT may, in
                  its sole  discretion  in each  separate  instance,  consider  and rely upon  instructions  it receives from an Authorized Person via electronic mail as Oral Instructions.
          (f)     "Written  Instructions"  mean (i) written  instructions  signed by an  Authorized  Person and
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                  received  by TREMONT or (ii) trade  instructions  transmitted  (and  received by TREMONT ) by means of an  electronic  transaction  reporting  system  access  to which  requires  use of a password or other  authorized  identifier.  The  instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.
2.       Appointment.  The Fund hereby appoints TREMONT to provide fund and investor  accounting  services,  in
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accordance  with the terms  set  forth in this  Agreement.  TREMONT  accepts  such  appointment  and  agrees to furnish such services.
3.       Delivery of  Documents.  The Fund has  provided or, where  applicable,  will provide  TREMONT with the
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         following:
(a)      a copy of the  Limited  Liability  Company  Agreement  and  Prospectus  and  Statement  of  Additional
                  Information;

(b)      copies  (certified or  authenticated,  where  applicable)  of any and all amendments or supplements to the foregoing;

         (c)      a copy of the Fund's investment advisory agreement or agreements;

         (d)      a copy of any additional administration agreement;

         (e)      copies of all of the Fund's Organizational Documents;

         (f)      copies  (certified  or  authenticated,  where  applicable)  of  any  and  all  amendments  or supplements to the foregoing; and

         (g)      copies of any tax, legal or regulatory notices affecting the Fund.

4.       Compliance with Rules and Regulations.
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         TREMONT  undertakes to comply with the applicable  requirements of any laws,  rules and regulations of governmental  authorities  having  jurisdiction  with respect to the duties to be performed by TREMONT hereunder  as are  specified  in writing by the Fund to TREMONT  and agreed to in writing by TREMONT .
         Except as  specifically  set forth herein,  TREMONT assumes no  responsibility  for such compliance by the Fund.
5.       Instructions.
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         (a)      Unless otherwise  provided in this Agreement,  TREMONT shall act only upon Oral  Instructions or Written Instructions.
         (b)      TREMONT  shall be  entitled  to rely upon any Oral  Instruction  or  Written  Instruction  it receives from an  Authorized  Person (or from a person  reasonably  believed by TREMONT to be an  Authorized  Person)  pursuant  to this  Agreement.  TREMONT  may  assume  that  any  Oral
                  Instruction or Written  Instruction  received  hereunder is not in any way inconsistent  with the provisions of  Organizational  Documents or this Agreement or of any vote,  resolution or proceeding  of the Board,  unless and until  TREMONT  receives  Written  Instructions  to the contrary.
         (c)      The Fund  agrees to forward to TREMONT  Written  Instructions  confirming  Oral  Instructions
                  (except  where  such  Oral  Instructions  are given by  TREMONT  or its  affiliates)  so that
                  TREMONT  receives the Written  Instructions  as promptly as  practicable  and in any event by the close of business on the day after such Oral  Instructions  are  received.  The fact that such  confirming  Written  Instructions  are not  received by TREMONT or differ from the Oral
                  Instructions   shall  in  no  way  invalidate  the  transactions  or  enforceability  of  the transactions  authorized  by the Oral  Instructions  or  TREMONT 's ability to rely upon such
                  Oral Instructions.
6.       Right to Receive Advice.
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         (a)      Advice of the Fund.  If  TREMONT  is in doubt as to any  action it should or should not take,
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                  TREMONT  may  request   directions  or  advice,   including  Oral   Instructions  or  Written
                  Instructions, from the Fund.
         (b)      Advice of  Counsel.  If TREMONT  shall be in doubt as to any  question of law  pertaining  to
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                  any action it should or should not take,  TREMONT  may  request  advice  from  counsel of its own choosing  (who may be counsel for the Fund,  the Fund's  investment  adviser or TREMONT , at the option of TREMONT ).
         (c)      Conflicting  Advice.  In the  event  of a  conflict  between  directions  or  advice  or Oral
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                  Instructions  or  Written  Instructions  TREMONT  receives  from  the  Fund  and  the  advice
                  TREMONT  receives from counsel, TREMONT  may rely upon and follow the advice of counsel.
         (d)      Protection  of  TREMONT .  TREMONT  shall be  protected  and  indemnified  by the Fund in any
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                  action it takes or does not take in reliance upon  directions or advice or Oral  Instructions or Written  Instructions  TREMONT  receives from or on behalf of the Fund or from counsel and which  TREMONT  believes,  in good faith,  to be consistent  with those  directions or advice and Oral  Instructions  or Written  Instructions.  Nothing in this section shall be construed so as to impose an  obligation  upon  TREMONT (i) to seek such  directions  or advice or Oral
                  Instructions  or Written  Instructions,  or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.
7.       Records; Visits.
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         (a)      The  books and  records  pertaining  to the Fund  which  are in the  possession  or under the control  of  TREMONT  shall be the  property  of the Fund.  The Fund and  Authorized  Persons shall have access to such books and records at all times  during  TREMONT 's normal  business hours.  Upon the reasonable  request of the Fund,  copies of any such books and records shall be provided by TREMONT to the Fund or to an Authorized  Person,  at the Fund's  expense.  Any such books or records may be  maintained  in the form of  electronic  media and stored on any magnetic disk or tape or similar recording method.
         (b)      TREMONT  shall keep the following records:
                  (i)      all books and records with respect to the Fund's books of account; and

                  (ii)     records of the Fund's securities transactions.

                  TREMONT  may house these records in a third party storage facility.

8.       Confidentiality.  Each party shall keep  confidential  any  information  relating to the other party's
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         business  ("Confidential  Information").  Confidential  Information  shall  include  (a)  any  data or information  that  is  competitively  sensitive  material,  and not  generally  known  to the  public, including,  but not limited to,  information  about product  plans,  marketing  strategies,  finances, operations,  customer  relationships,  customer profiles,  customer lists,  sales estimates,  business plans, and internal  performance  results relating to the past, present or future business  activities of the Fund or TREMONT , their  respective  subsidiaries  and affiliated  companies and the customers, clients and suppliers of any of them; (b) any scientific or technical  information,  design,  process, procedure,  formula,  or improvement  that is  commercially  valuable and secret in the sense that its confidentiality  affords the Fund or TREMONT a competitive  advantage  over its  competitors;  (c) all
         confidential  or  proprietary  concepts,  documentation,   reports,  data,  specifications,   computer
         software, source code, object code, flow charts, databases,  inventions,  know-how, and trade secrets,
         whether  or  not  patentable  or   copyrightable;   and  (d)  anything   designated  as  confidential.
         Notwithstanding the foregoing,  information shall not be subject to such  confidentiality  obligations if it: (a) is  already  known to the  receiving  party at the time it is  obtained;  (b) is or becomes publicly  known or  available  through no  wrongful  act of the  receiving  party;  (c) is  rightfully received from a third party who, to the best of the receiving party's  knowledge,  is not under a duty of confidentiality;  (d) is released by the protected party to a third party without restriction;  (e)
         is required to be  disclosed  by the  receiving  party  pursuant to a  requirement  of a court  order, subpoena,  governmental  or regulatory  agency or law  (provided the receiving  party will provide the other party  written  notice of such  requirement,  to the extent such  notice is  permitted);  (f) is relevant to the defense of any claim or cause of action asserted  against the receiving  party; or (g)
         has been or is independently developed or obtained by the receiving party.
9.       Liaison  with  Accountants.   TREMONT  shall  act  as  liaison  with  the  Fund's  independent  public
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         accountants  and shall  provide  account  analyses,  fiscal year  summaries,  and other  audit-related schedules  with respect to the Fund.  TREMONT shall take all reasonable  action in the  performance of its duties under this  Agreement to assure that the necessary  information  is made  available to such accountants for the expression of their opinion, as required by the Fund.
10.      TREMONT  System.  TREMONT  shall  retain title to and  ownership  of any and all data bases,  computer
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         programs,   screen  formats,  report  formats,   interactive  design  techniques,   derivative  works,
         inventions,   discoveries,   patentable  or  copyrightable  matters,  concepts,   expertise,  patents,
         copyrights,  trade  secrets,  and other  related legal rights  utilized by TREMONT in connection  with the services provided by TREMONT  to the Fund.
11.      Disaster  Recovery.  TREMONT shall enter into and shall  maintain in effect with  appropriate  parties
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         one or more agreements  making  reasonable  provisions for emergency use of electronic data processing equipment to the extent  appropriate  equipment  is  available.  In the event of  equipment  failures,
         TREMONT  shall,  at no  additional  expense to the Fund,  take  reasonable  steps to minimize  service interruptions.  TREMONT  shall  have no  liability  with  respect  to the  loss  of  data  or  service interruptions  caused by  equipment  failure,  provided  such loss or  interruption  is not  caused by
         TREMONT 's own willful  misfeasance,  bad faith,  gross negligence or reckless disregard of its duties or obligations under this Agreement.
12.      Compensation.  As  compensation  for services  set forth  herein that are  rendered by TREMONT  during
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         the  term of this  Agreement,  the Fund  will  pay to  TREMONT  a fee or fees as may be  agreed  to in writing by the Fund and TREMONT .
13.      Indemnification.  The Fund agrees to indemnify and hold harmless  TREMONT and its affiliates  from all
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         taxes,  charges,  expenses,  assessments,  claims  and  liabilities  (including,  without  limitation, attorneys'  fees and  disbursements  and  liabilities  arising under the Securities Laws and any state and foreign  securities and blue sky laws) arising  directly or indirectly from any action or omission to act which  TREMONT  takes in  connection  with the  provision  of  services  to the  Fund.  Neither
         TREMONT , nor any of its  affiliates,  shall be  indemnified  against any  liability  (or any expenses incident to such  liability)  caused by TREMONT 's or its  affiliates'  own willful  misfeasance,  bad faith,  gross negligence or reckless  disregard in the performance of TREMONT 's activities under this
         Agreement.
14.      Responsibility of TREMONT .
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         (a)      TREMONT  shall be under no duty  hereunder  to take any  action on behalf of the Fund  except as  specifically  set forth  herein or as may be  specifically  agreed to by TREMONT  and the
                  Fund in a  written  amendment  hereto.  TREMONT  shall  be  obligated  to  exercise  care and diligence in the  performance of its duties  hereunder and to act in good faith in performing services  provided  for under this  Agreement.  TREMONT  shall be liable only for any damages arising out of TREMONT 's failure to perform its duties  under this  Agreement  to the extent such damages  arise out of TREMONT 's willful  misfeasance,  bad faith,  gross  negligence or reckless disregard of such duties.
         (b)      Notwithstanding  anything  in this  Agreement  to the  contrary,  (i)  TREMONT  shall  not be liable for losses, delays, failure,  errors,  interruption or loss of data occurring directly or indirectly by reason of circumstances  beyond its reasonable  control,  including  without limitation  acts of God;  action or inaction of civil or military  authority;  public  enemy;
                  war; terrorism;  riot; fire; flood;  sabotage;  epidemics;  labor disputes;  civil commotion;
                  interruption,  loss or malfunction of utilities,  transportation,  computer or communications capabilities;  insurrection;  elements of nature;  or  non-performance  by a third party; and
                  (ii)  TREMONT  shall not be under any duty or  obligation  to  inquire  into and shall not be liable for the  validity  or  invalidity,  authority  or lack  thereof,  or  truthfulness  or accuracy  or lack  thereof,  of any  instruction,  direction,  notice,  instrument  or  other information which TREMONT  reasonably believes to be genuine.
         (c)      Notwithstanding  anything in this Agreement  (whether contained anywhere in Sections 15-17 or otherwise) to the  contrary,  the Fund hereby  acknowledges  and agrees that (i) TREMONT , in the  course  of  providing  tax-related  services  or  calculating  and  reporting  portfolio performance  hereunder,  may rely upon  TREMONT 's  interpretation  of tax  positions  or its interpretation  of relevant  circumstances  (as determined by TREMONT ) in providing such tax services and in  determining  methods of  calculating  portfolio  performance to be used, and that (ii)  TREMONT  shall not be liable for losses or  damages  of any kind  associated  with such  reliance  except to the extent such loss or damage is  substantially  due to TREMONT 's gross negligence or willful misconduct.
         (d)      Notwithstanding  anything in this  Agreement to the contrary,  without  limiting  anything in the immediately  preceding  sentence,  Fund hereby acknowledges and agrees that TREMONT shall not be liable  for any losses or damages of any kind  associated  with any tax  filings  with which  TREMONT  has  assisted  in any  way  except  to the  extent  such  loss or  damage  is substantially due to TREMONT 's gross negligence or willful  misconduct;  provided,  however, that  TREMONT  shall not be found to have  been  grossly  negligent  for  losses  or  damages
                  associated  with  areas  of   responsibility   that  the  judiciary,   regulators  (or  other
                  governmental  officials)  or members of the hedge fund  industry  determine  would  otherwise apply to TREMONT (or similar service  providers) and which,  as of the date hereof,  have yet to be  identified  by such  parties  as areas  for  which  TREMONT  (or any  similar  service provider) is (or would be) responsible.
          (e)     Notwithstanding  anything in this  Agreement  to the  contrary,  (i) neither  TREMONT nor its affiliates  shall be liable for any  consequential,  special or  indirect  losses or damages, whether  or not the  likelihood  of such  losses  or  damages  was  known by  TREMONT  or its affiliates  and (ii)  TREMONT 's  cumulative  liability  to the Fund for all losses,  claims, suits,  controversies,  breaches  or  damages  for any cause  whatsoever  (including  but not limited to those arising out of or related to this  Agreement)  and regardless of the form of action or legal  theory  shall not exceed  the lesser of  $100,000  or the fees  received  by
                  TREMONT for services  provided  hereunder during the 12 months  immediately prior to the date of such loss or damage.
         (f)      No  party  may  assert  a cause of  action  against  TREMONT  or any of its  affiliates  that allegedly  occurred more than 12 months  immediately  prior to the filing of the suit (or, if applicable, commencement of arbitration proceedings) alleging such cause of action.
         (g)      Each  party  shall  have a duty to  mitigate  damages  for which the other  party may  become responsible.
15.      Description of Accounting Services on a Continuous Basis.
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         TREMONT  will  perform the  following  accounting  services if required  with  respect to the Fund and
         Members:
                  (i)      Journalize investment, capital and income and expense activities;

                  (ii)     Record investment  buy/sell trade tickets when received from the investment  adviser for the portfolio (the "Adviser");

(iii)    Maintain individual ledgers for investment securities;

(iv)     Maintain historical tax lots for each security;

(v)      Record and reconcile corporate action activity and all other capital changes;

(vi)     Reconcile cash and investment balances with the Fund's  custodian(s)/prime  broker(s), and provide the
                           Adviser with the beginning cash balance available for investment purposes;

(vii)    Calculate contractual expenses, including management fees and incentive allocations,  as  applicable,  in  accordance  with  the  Fund's  Limited  Liability
                           Company Agreement;

                  (viii)   Post to and prepare the  Statement of Assets and  Liabilities  and the  Statement of
                           Operations in U.S. dollar terms;

                  (ix)     Monitor  the  expense  accruals  and notify an  officer of the Fund of any  proposed adjustments;

                  (x)      Control  all   disbursements   and  authorize   such   disbursements   upon  Written
                           Instructions;

                  (xi)     Calculate capital gains and losses;

                  (xii)    Determine net income;

                  (xiii)   Determine applicable foreign exchange gains and losses on payables and receivables;

(xiv)    Obtain security market quotes and currency  exchange rates from independent  pricing services approved by the  Adviser,  or if such  quotes are  unavailable,  then obtain such prices from the  Adviser,  and  in  either  case  calculate  the  market  value  of  the  Fund's
                           investments  in  accordance  with  applicable   valuation   policies  or  guidelines
                           provided by the Fund to TREMONT  and acceptable to TREMONT ;

(xv)     Transmit or mail a copy of the  portfolio  valuation  to the  Adviser as agreed upon  between the Fund and TREMONT ;

(xvi)    Arrange for the  computation of the net asset value in accordance  with the provisions of the offering memorandum;

(xvii)   Prepare an annual and semi-annual financial statement, which will include the following items:

                                            Schedule of Investments
                                            Statement of Assets and Liabilities
                                            Statement of Operations
                                            Statement of Changes in Members' Capital;
                  (xviii)  Supply  various  normal and  customary  Fund  statistical  data as  requested  on an ongoing basis;

                  (xix)    Prepare for execution and file the Fund's Federal form 1065 and state tax returns;

                  (xx)     Prepare and coordinate printing of the Fund's annual and semi-annual reports;

                  (xxi)    Copy the Fund's investment adviser on routine correspondence sent to Members;

                  (xxii)   Perform such  additional  administrative  duties relating to the  administration  of the  Fund as may  subsequently  be  agreed  upon in  writing  between  the  Fund and
                           TREMONT ;

                  (xxiii)  Maintain  the  register  of  Members  of the Fund and  enter  on such  register  all issues, transfers and repurchases of interests in the Fund;

                  (xxiv)   Arrange for the  calculation of the issue and repurchase  prices of interests in the
                           Fund in accordance with the Fund's Limited Liability Company Agreement;

                  (xxv)    Allocate  income,  expenses,  gains  and  losses to  Members'  capital  accounts  in accordance with the Fund's Limited Liability Company Agreement;

                  (xxvi)   Calculate  the  Incentive  Allocation,  if  any,  with  respect  to each  Member  in accordance  with the Fund's  Limited  Liability  Company  Agreement  and  reallocate corresponding  amounts from the applicable  Members' capital accounts to the Special
                           Advisory Member's capital account; and

                  (xxvii)   Prepare and mail  annually  to Members any  required  Form K-1 in  accordance  with applicable tax regulations.

16.      Duration and Termination.  This Agreement shall continue until terminated by the
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         Fund or by TREMONT  on sixty (60) days'  prior  written  notice to the other  party.  In the event the
         Fund gives notice of termination,  all expenses  associated with movement (or  duplication) of records and materials and  conversion  thereof to a successor  service  provider (or each  successive  service provider,  if there are more than one), and all trailing  expenses incurred by TREMONT , will be borne by the Fund.
17.      Change of Control. Notwithstanding any other provision of this Agreement, in the event
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         of an agreement to enter into a transaction that would result in a Change of Control of the
         Fund's adviser or sponsor,  the Fund's ability to terminate the Agreement  pursuant to Section 18 will be suspended from the time of such agreement until two years after the Change of Control.
18.      Notices.  All notices and other  communications,  including  Written  Instructions  but excluding Oral
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         Instructions,  shall be in  writing or by  confirming  telegram,  cable,  telex or  facsimile  sending device.  If notice is sent by  confirming  telegram,  cable,  telex or facsimile  sending  device,  it shall be deemed to have been given  immediately.  If notice is sent by  first-class  mail, it shall be deemed to have been given  seven days after it has been  mailed.  If notice is sent by  messenger,  it shall be deemed to have been given on the day it is  delivered.  Notices  shall be addressed (a) if to
         TREMONT  ,  at  400  Bellevue  Parkway,   Wilmington,   DE  19809,   attn:   ___________,   facsimile:
         __________________________;  (b) if to the Fund,  at the  address  of the Fund or (c) if to neither of the  foregoing,  at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.
19.      Amendments.  This  Agreement,  or  any  term  thereof,  may be  changed  or  waived  only  by  written
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         amendment, signed by the party against whom enforcement of such change or waiver is sought.
20.      Delegation; Assignment.  TREMONT  may assign its rights and delegate its duties hereunder
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         to any  majority-owned  direct or  indirect  subsidiary  of TREMONT or of The PNC  Financial  Services
         Group,  Inc.,  provided that TREMONT gives the Fund 30 days prior  written  notice of such  assignment or delegation.
21.      Counterparts.  This  Agreement  may be  executed in two or more  counterparts,  each of which shall be
         ------------
         deemed an original, but all of which together shall constitute one and the same instrument.
22.      Further Actions.  Each party agrees to perform such further acts and execute such
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         further documents as are necessary to effectuate the purposes hereof.
23.      Miscellaneous.
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         (a)      Entire  Agreement.  This Agreement  embodies the entire agreement and  understanding  between
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                  the parties and supersedes all prior  agreements and  understandings  relating to the subject matter hereof,  provided that the parties may embody in one or more separate  documents their agreement, if any, with respect to delegated duties.
         (b)      No Changes that Materially Affect Obligations.  Notwithstanding anything in this
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                  Agreement  to  the  contrary,   the  Fund  agrees  not  to  make  any  modifications  to  its registration  statement or adopt any policies which would affect  materially the  obligations or  responsibilities  of TREMONT  hereunder  without the prior written  approval of TREMONT , which approval shall not be unreasonably withheld or delayed.
         (c)      Captions.  The captions in this  Agreement  are included for  convenience  of reference  only
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                  and in no way  define or delimit  any of the  provisions  hereof or  otherwise  affect  their construction or effect.
         (d)      Governing  Law.  This  Agreement  shall be  deemed  to be a  contract  made in  Delaware  and
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                  governed by Delaware law without regard to principles of conflict of law.
          (e)     Partial  Invalidity.  If any provision of this  Agreement  shall be held or made invalid by a
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                  court  decision,  statute,  rule or otherwise,  the remainder of this Agreement  shall not be affected thereby.
         (f)      Successors  and  Assigns.  This  Agreement  shall  be  binding  upon and  shall  inure to the
                  ------------------------
                  benefit of the parties hereto and their respective successors and permitted assigns.
         (g)      No  Representations or Warranties.  Except as expressly  provided in this Agreement,  TREMONT
                  ---------------------------------
                  hereby disclaims all  representations  and warranties,  express or implied,  made to the Fund or any other  person,  including,  without  limitation,  any  warranties  regarding  quality, suitability,  merchantability,  fitness for a particular  purpose or otherwise  (irrespective of any course of dealing,  custom or usage of trade),  of any services or any goods  provided incidental  to services  provided  under this  Agreement.  TREMONT  disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.
         (h)      Facsimile  Signatures.  The  facsimile  signature  of  any  party  to  this  Agreement  shall
                  ---------------------
                  constitute the valid and binding execution hereof by such party.

         IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first above written.

TREMONT  PARTNERS INC.

By:_________________________________

Title:_________________________________

OFI TREMONT CORE DIVERSIFEID HEDGE FUND

By:_________________________________

Title:_________________________________